UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ___________
                                    FORM 8-K
                                   ___________



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (date of earliest event reported): July 25, 2003



                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


New Jersey                              1-10518                  22-2553159
_______________________________    ________________________ ____________________
(State or other jurisdiction of)   (Commission File Number) (I.R.S. Employer
incorporation or organization)                               Identification No.)

Park 80 West/Plaza Two, Saddle Brook,N.J.                             07663
_________________________________________                           ____________

(Address of principal executive                                     (Zip Code)
offices) (Zip Code)


       Registrant's telephone number, including area code: (201) 703-2265

                                 Not Applicable
________________________________________________________________________________
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On July 23, 2003, Interchange Financial Services Corporation issued a press release reporting earnings for the second quarter period ending June 30, 2003. A copy of the company's press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statement and Exhibits

        (c)  Exhibits

             99.1 Press Release of Interchange Financial Services Corporation dated July 23, 2003.

                                    SIGNATURE
                                    _________

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2003              Interchange Financial Services Corporation


                                 By:    /s/ Charles T. Field
                                         ____________________
                                        Charles Field
                                        Senior Vice President & CFO

                                  Exhibit 99.1

       Interchange Financial Services Corporation Reports 36.6% and 12.9%
            Increase in 2nd Quarter 2003 Net Income and Diluted EPS

2nd Quarter Highlights:
|X| Acquisition of Bridge View Bancorp  Completed
|X| Interchange  Grows to 29 Offices  Throughout  Bergen County
|X| Interchange  Reports Record Earnings
_____________________________________________________________

Saddle Brook,NJ, July 23, 2003 -- Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported second quarter 2003 net income of approximately $4.2 million, up 36.6% from $3.1 million in the second quarter of 2002.

On April 30, 2003, the Company completed its acquisition of Bridge View Bancorp ("Bridge View"), a commercial bank operating in Bergen County. Bridge View had total assets of approximately $291 million and loans and deposits of $184 million and $259 million, respectively. The acquisition added 11 branches to the Bank bringing the total number of branches to 29. As a result of this additional branch network, the Bank's deposit market share position improved to 7th from 10th place.

Commenting  on the Company's  second  quarter  performance,  President and Chief
Executive Officer Anthony S. Abbate stated, "Interchange Bank attributes its continued growth to its mission of providing a superior level of service to the residents and businesses of Bergen County. With the full integration of Bridge View, including the data processing function within 40 days of closing, we are well on our way towards achieving the goals we have set. Additionally, we are focused on being the preferred destination for consumer banking and the primary source of small business loans in northern New Jersey."

The Company generated a 1.40% return on average assets and a 14.03% return on average stockholders' equity for the second quarter 2003 versus 1.38% and 17.23%, respectively, for the second quarter 2002. The decline in return on average stockholders' equity was a function of the acquisition of Bridge View. Diluted earnings per share for the three and six months ended June 30, 2003 were $0.35 and $0.69, representing increases of 12.9% and 15.0%, respectively, as compared to the same periods in 2002.

Abbate also said, "Several factors contributed to the strength of our second quarter 2003 performance, including:
|X| A strong net interest  margin,  measuring  4.38%;
|X| A 79% year-over-year increase in non-interest income; and |X| Average interest-earning assets exceeding $1.0 billion during the quarter."

For the three and six-month periods ended June 30, 2003, non-interest income was $2.6 million and $4.5 million, respectively, increases of $1.2 million or 79% and $1.5 million, or 47.7%, respectively, as compared to the same periods in 2002. Of these increases, approximately $868 thousand, or 74% for the three month and $1.2 million, or 78% for the six-month period resulted from the Company's organic growth. The improvement for the three and six month periods ended June 30, 2003, as compared to the same periods last year was largely attributable to an increase in bank owned life insurance income; gains on sales of loans, mainly through the Mortgage Partnership Finance Partnership Program with the Federal Home Loan Bank; and growth in service charges on deposits. A decline in gains on sale of securities served to partly offset some of the aforementioned increases.

Non-interest expense for the quarter amounted to $7.7 million, an increase of $1.4 million or 22.3% as compared to same quarter in 2002. For the six-month period, non-interest expense amounted to $14.2 million, an increase of $1.8 million or 14.5% as compared to the same period last year. The increase for each reporting period was due largely to the additional operating costs resulting from the merger with Bridge View. Also contributing to non-interest expense growth for the six months ended June 30, 2003, as compared to the same period in 2002, were normal increases related to salaries, benefits and occupancy expenses.

At June 30, 2003, total loans were approximately $805.1 million, an increase of $189.4 million, or 30.8% as compared to December 31, 2002. This increase was principally due to the Bridge View acquisition. With the completion of the Bridge View merger, the Company's non-performing assets increased to $6.8 million at June 30, 2003 as compared to $6.1 at December 31, 2002 representing 0.84% and 1.00%, respectively, of the total loans outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses ("ALLL") totaled $9.5 million at June 30, 2003, of which $1.9 million was from the Bridge View acquisition, and represented 139.6% of non-performing loans and leases and 1.18% of total loans and leases. In addition, in the quarter ended June 30, 2003 the Company recorded a provision for loan and lease losses of $530 thousand as compared to $255 thousand for the second quarter of 2002.

Post-Earnings Conference Call
_____________________________
The Bank will hold a conference call on Thursday, July 24, 2003, at 10 a.m. (Eastern Time) to discuss the financial results for its second fiscal quarter ending June 30, 2003. This web-cast can be accessed through the Bank's website, www.interchange.com on the investor relations page, as well as the web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About  Interchange Bank
_______________________
Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial bank and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, insurance services and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.3 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

                                     -more-
In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and (vi) losses in the Company's leasing subsidiary exceeding management's expectations, and (vii) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any publiv announcement when we consider forard-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                                       June 30,            December 31,
                                                                         2003                 2002             Change
                                                                     ___________           ____________     ___________
                                                                     (unaudited)
Assets
                        Assets
Cash and due from banks                                                  $44,583                $23,266           91.6 %
Federal funds sold                                                        11,000                 10,650            3.3
Securities                                                               344,914                252,512           36.6
Loans and leases
    Commercial                                                           490,500                338,530           44.9
    Commercial Lease Financing                                            24,139                 26,356           (8.4)
    Consumer                                                             290,445                250,755           15.8
                                                                     ___________           ____________     ___________
                                                                         805,084                615,641           30.8
Allowance for loan and lease losses                                       -9,537                 -7,207           32.3
Net loans                                                                795,547                608,434           30.8
                                                                     ___________           ____________     ___________
Premises and equipment, net                                               20,440                 10,512           94.4
Foreclosed real estate and other repossesed assets                           172                    176           (2.3)
Bank Owned Life Insurance                                                 21,542                 21,274            1.3
Goodwill and other intangible assets                                      58,372                  1,678        3,378.7
Accrued interest receivable and other assets                              15,423                  7,830           97.0
                                                                     ___________           ____________     ___________
     Total assets                                                     $1,311,993               $936,332           40.1

                                                                     ===========           ============     ===========
                          Liabilities
Deposits                                                              $1,136,718               $815,672           39.4
Borrowings                                                                21,420                 27,390          (21.8)
Accrued interest payable and other liabilities                            15,852                 12,590           25.9
                                                                     ___________           ____________     ___________
     Total liabilities                                                 1,173,990                855,652           37.2
                                                                     ___________           ____________     ___________

Total stockholders' equity                                               138,003                 80,680           71.0
                                                                     ___________           ____________     ___________
     Total liabilities and stockholders' equity                       $1,311,993               $936,332           40.1
                                                                     ===========           ============     ===========



CONSOLIDATED INCOME STATEMENTS(dollars in thousands)          Three Months Ended                 Six Months Ended
                                                                   June 30,                          June 30,
                                                           _________________________________     ___________________________________

                                                              2003         2002       Change         2003         2002      Change
                                                           __________  ___________   _________   ____________  ___________  ________

                                                           (unaudited) (unaudited)              (unaudited)    (unaudited)

Interest income:
Interest and fees on loans                                    $12,470      $11,340      10.0 %       $23,326       $22,354     4.3%
Interest on federal funds sold                                    120           67      79.1             184           120    53.3
Interest on interest earning deposits                               9           -        -               21            -       -

Interest and dividends on securities:
     Taxable interest income                                    2,330         2,598     (10.3)         4,612         5,102     (9.6)
     Interest income exempt from federal income taxes             221           149      48.3            400           275     45.5
     Dividends                                                     52            47      10.6            109            94     16.0
                                                           __________   _______ ___  _________      ________      _________  _______
     Total interest income                                     15,202        14,201       7.0         28,652         27,945     2.5
                                                           __________   ___________  _________      ________      _________  _______
Interest expense:
Interest on deposits                                            3,416         4,313     (20.8)        6,823          8,697    (21.5)
Interest on borrowings                                            186           261     (28.7)          378            553    (31.6)
                                                           __________   ___________  _________      _______       ________  ________
     Total interest expense                                     3,602         4,574     (21.3)        7,201          9,250    (22.2)
                                                           __________   ___________  _________      _______       ________  ________
Net interest income                                            11,600         9,627      20.5        21,451         18,695     14.7
Provision for loan and lease losses                               530           255     107.8           795            480     65.6
                                                           __________   ___________  _________      _______         _______  _______
Net interest income after provision for loan & lease losses    11,070         9,372      18.1        20,656          18,215    13.4
                                                           __________   ___________  _________      _______        _______  _______

Non-interest income:
Service fees on deposit accounts                                  908           649      39.9         1,561           1,263    23.6
Net gain on sale of securities                                     19            94     (79.8)           19             281   (93.2)
Other                                                           1,718           734     134.1         2,908           1,494    94.6
                                                           __________   ___________  ________       _______         _______  _______
     Total non-interest income                                  2,645         1,477      79.1         4,488           3,038    47.7
                                                           __________   ___________  ________       _______         _______  _______

Non-interest expense:
Salaries and benefits                                           4,192         3,303      26.9         7,820           6,562    19.2
Net occupancy                                                   1,095           869      25.9         2,023           1,733    16.7
Furniture and equipment                                           353           305      15.7           606             590     2.7
Advertising and promotion                                         422           364      15.9           737             789    (6.6)
Other                                                           1,635         1,451      12.7         3,037           2,750    10.4
                                                           __________  ____________  ________       _______          _______  ______

     Total non-interest expense                                 7,697         6,292      22.3        14,223          12,424    14.5
                                                           __________   ___________   _______       _______          _______  ______

Income before  income taxes                                     6,018         4,557      32.1        10,922            8,829   23.7
Income taxes                                                    1,831         1,492      22.7         3,379            2,824   19.7
                                                           __________   ___________   _______       _______          _______  ______
     Net income                                               $ 4,187       $ 3,065      36.6       $ 7,543          $ 6,005   25.6
                                                           ==========   ===========   =======       =======          =======  ======

Basic earnings per common share                                $ 0.35        $ 0.31      12.9        $ 0.70           $ 0.61   14.8
Diluted earnings per common share                              $ 0.35        $ 0.31      12.9        $ 0.69           $ 0.60   15.0

               Interchange Financial Services Corporation
                 Consolidated Financial Highlights

Analysis of Net Interest Income
for the quarter ended June 30,
(dollars in thousands)                                              2003                                2002
                                                    __________________________________    ________________________________
(unaudited)                                          Average                Average       Average                  Average
                                                     Balance     Interest    Rate         Balance       Interest     Rate
                                                    __________   _________  __________    _________     _________  _______
                             Assets

Interest earning assets:
Loans (1)                                             $732,516     $12,498       6.82 %    $608,589     $11,377    7.48 %
Taxable securities (4)                                 265,754       2,382       3.59       199,186       2,645    5.31
Tax-exempt securities (2) (4)                           26,095         304       4.66        13,775         200    5.81
Interest earning deposits                                3,846           9       0.94           -            -      -
Federal funds sold                                      41,180         120       1.17        15,582          67    1.72
                                                    __________     _______       ____     _________     _______    _____
     Total interest-earning assets                   1,069,391      15,313       5.73       837,132      14,289    6.83
                                                                   _______                              _______
Non-interest earning assets:
Cash and due from banks                                 37,642                               20,270
Allowance for loan and lease losses                     (8,606)                              (6,336)
Other assets                                            97,085                               38,454
                                                     __________                            ________
     Total assets                                   $1,195,512                             $889,520
                                                     ==========                            ========

              Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                             $855,189        3,416       1.60     $665,563        4,313    2.59
Borrowings                                              25,035          186       2.97       23,407          261    4.46
                                                     _________       _______      ____     ________     ________   ______
     Total interest-bearing liabilities                880,224        3,602       1.64      688,970        4,574    2.66
                                                                     _______                            ________
Non-interest bearing liabilities
Demand deposits                                        178,434                              116,267
Other liabilities                                       17,462                               13,124
                                                    __________                            _________
     Total liabilities (3)                           1,076,120                              818,361
Stockholders' equity                                   119,392                               71,159
                                                    __________                            _________

     Total liabilities and stockholders' equity     $1,195,512                             $889,520
                                                    ==========                            =========

Net interest income (tax-equivalent basis)                            11,711      4.09                      9,715   4.17
Tax-equivalent basis adjustment                                         (112)                                 (88)
                                                                     _______                              ________
  Net interest income                                                $11,599                               $9,627
                                                                     =======                              ========
Net interest income as a percent of interest-earning assets (tax-
equivalent basis)                                                                 4.38 %                            4.64 %


____________________________________________________________________________________________________________________________________
(1)  Nonaccrual  loans and any related  interest  recorded have been included in computing the average rate earned on the loan portfolio.  When  applicable,  tax exempt  loans  are  computed  on a fully  taxable  equivalent  basis  using  the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The  average  balances  are  based on  historical  cost  and do not  reflect unrealized gains or losses.


Analysis of Net Interest Income
for the six months ended June 30,
(dollars in thousands)                                          2003                                        2002
                                                 ___________________________________________________________________________________
(unaudited)                                        Average                      Average       Average                      Average
                                                   Balance      Interest          Rate         Balance        Interest       Rate
                                                 _________     ___________      _________    ___________    __________  ____________
                             Assets

Interest earning assets
Loans (1)                                         $673,735         $23,395          6.94 %      $600,178       $22,431        7.47 %
Taxable securities (4)                             240,454           4,721          3.93         191,606         5,196        5.42
Tax-exempt securities (2) (4)                       26,770             551          4.12          12,577           376        5.98
Interest earning deposits                            4,088              21          1.03            -               -            -
Federal funds sold                                  31,436             184          1.17          14,133           120        1.70
                                                __________     ___________                   ___________    __________
     Total interest-earning assets                 976,483          28,872          5.91         818,494        28,123        6.87
                                                               ___________                                  __________
Non-interest earning assets
Cash and due from banks                             29,947                                        20,659
Allowance for loan and lease losses                 (7,910)                                       (6,451)
Other assets                                        72,658                                        37,666
                                                __________                                   ___________
     Total assets                               $1,071,178                                      $870,368
                                                ==========                                   ===========


         Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                         $780,986           6,823          1.75        $649,221         8,697        2.68
Borrowings                                          25,629             377          2.94          24,637           553        4.49
                                                __________     ___________                   ___________    __________
     Total interest-bearing liabilities            806,615           7,200          1.79         673,858         9,250        2.75
                                                               ___________                                  __________

Non-interest bearing liabilities
Demand deposits                                    148,771                                       114,213
Other liabilities                                   15,006                                        12,080
                                                __________                                   ___________
     Total liabilities (3)                         970,392                                       800,150
Stockholders' equity                               100,786                                        70,218
                                                __________                                   ___________
   Total liabilities and stockholders' equity   $1,071,178                                      $870,368
                                                ==========                                   ===========

Net interest income (tax-equivalent basis)                          21,672          4.12                        18,873        4.12
Tax-equivalent basis adjustment                                       (220)                                       (178)
                                                                 __________                                  _________
     Net interest income                                           $21,452                                     $18,695
                                                                 ==========                                  =========
Net  interest  income as a percent of  interest-
earning  assets  (tax-equivalent
basis)                                                                              4.44 %                                    4.61 %

____________________________________________________________________________________________________________________________________
(1)  Nonaccrual  loans and any related  interest  recorded have been included in computing the average rate earned on the loan portfolio.  When  applicable,  tax exempt  loans  are  computed  on a fully  taxable  equivalent  basis  using  the corporate federal tax rate of 34%.
(2) Computed on a fully  taxable  equivalent basis using the  corporate  federal  tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based
on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                                                   June 30,           March 31,        3 month         June 30,       12 month
                                                    2003                2003            Change           2002           Change
                                                ____________        ____________       __________      ___________    __________
                                                (unaudited)         (unaudited)                       (unaudited)


Loans                                              $805,084             $606,739             32.7 %       $621,909          29.5 %
Securities                                          344,914              249,813             38.1          234,095          47.3
Earning assets                                    1,160,998              888,352             30.7          856,004          35.6
Total Assets                                      1,311,993              962,867             36.3          905,454          44.9
Deposits                                          1,136,718              840,915             35.2          792,175          43.5
Borrowings                                           21,420               25,956            (17.5)          24,155         (11.3)
Shareholders' equity                                138,003               83,442             65.4           74,874          84.3

Leverage ratio                                         6.56 %               8.30 %           8.01 %
Risk weighted ratios:
     Tier 1                                            8.97                12.64            11.59
     Total                                            10.11                13.81            12.64

Asset quality
                                                                            Quarter ended
                                                ____________________________________________________________________________________


Net charge offs                                       $149                  $245             (39.2) %            $124         20.2 %
Loan loss allowance                                (9,537)               (7,226)              32.0            (6,430)         48.3

Nonperforming loans                                 $6,832                $5,013              36.3             $1,721        297.0
Foreclosed real estate & other repossessed assets      172                   197             (12.7)               592        (70.9)
                                                __________          ____________        __________        ____________      ________
     Total Nonperforming assets ("NPA")             $7,004                $5,210               34.4             $2,313        202.8
                                                ==========          ============        ==========        ============      ========


Ratio's
_______

Net charge offs as % of average loans (annualized)    0.08 %              0.16 %                                0.04 %
Loan loss allowance as % of period-end loans          1.18                1.19                                 1.03
Loan loss allowance as % of nonperforming loans      139.6               144.1                                373.6
NPA's as a percent of loans + foreclosed assets       0.87                0.86                                 0.37

                                                               Six Months Ended
                                                __________________________________________________

                                                   June 30,           June 30,         12 month
                                                    2003               2002             Change
                                               ___________          __________         ___________
Net charge offs                                       $394                $619               -$225
Net charge offs as % of average loans (annualized)    0.12 %              0.21  %            (0.09) %


PROFITABILITY
(dollars in thousands, except per share data)                                                 Quarter ended
                                                              ____________________________________________________________________
                                                                June 30,         March 31,     3 month    June 30,      12 month
                                                                  2003           2003          Change      2002          Change
                                                              ___________       ___________   ________   ___________    __________
                                                              (unaudited)       (unaudited)              (unaudited)
Net interest income (taxable equivalent)                          $11,711           $9,960        17.6 %      $9,715          20.5 %
Provision for loan and lease losses                                   530              265       100.0           255         107.8
Net gain on sale of securities                                         19               -          -              94         (79.8)
Non-interest income, excluding net gain on sale of securities       2,626            1,844        42.4         1,383          89.9
Non-interest expense                                                7,697            6,527        17.9         6,292          22.3
Net income                                                         $4,187           $3,356        24.8        $3,065          36.6

Basic earnings per common share                                     $0.35            $0.34         2.9 %       $0.31          12.9 %
Diluted earnings per common share                                    0.35             0.34         2.9          0.31          12.9
Dividends declared per common share                                  0.11             0.11          -           0.10          10.0
Book value per common share - end of period                        $10.79            $8.48        27.2         $7.62          41.6

Shares outstanding - end of period                             12,793,801        9,839,682        30.0     9,819,881          30.3
Weighted average shares outstanding
     Basic                                                     11,818,163        9,828,556        20.2     9,817,956          20.4
     Diluted                                                   11,996,433        9,967,570        20.4     9,992,353          20.1

Return on average assets                                             1.40 %           1.42 %                    1.38 %
Return on average equity                                            14.03            16.38                     17.23
Net interest margin                                                  4.38             4.51                      4.64



                                                                               Six Months Ended

                                                                  _____________________________________________
                                                                    June 30,        June 30,   12 month
                                                                      2003            2002      Change
                                                                  ______________  __________  ________
                                                                  (unaudited)     (unaudited)

Net interest income (taxable equivalent)                                 $21,672   $18,873        14.8 %
Provision for loan and lease losses                                          795       480        65.6
Net gain on sale of securities                                                19       281       (93.2)
Non-interest income, excluding net gain on sale of securities              4,469     2,757        62.1
Non-interest expenses                                                     14,223    12,424        14.5
Net income                                                                $7,543    $6,005        25.6

Basic earnings per common share                                            $0.70     $0.61        14.8 %
Diluted earnings per common share & share equivalents                       0.69      0.60        15.0
Dividends declared per common share                                         0.22      0.20        10.0
Book value per common share - end of period                               $10.79     $7.62        41.6

Shares outstanding - end of period                                    12,793,801 9,819,881        30.3
Weighted average shares outstanding
     Basic                                                            10,828,856 9,796,878        10.5
     Diluted                                                          10,986,587 9,928,864        10.7

Return on average assets                                                    1.41%     1.38 %
Return on average equity                                                   14.97     17.10
Net interest margin                                                         4.44      4.61